UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 8.01 Other Events.
On May 17, 2017, Astellas Pharma Inc. issued a press release announcing its joint decision with Pfizer Inc. to discontinue the planned ENDEAR trial which is the subject of a collaboration with NanoString Technologies, Inc. (the “Company”). On the same date, the Company received informal notice from Astellas Pharma and Medivation, Inc., now owned by Pfizer Inc., regarding the termination. The Company was informed that the decision resulted from a portfolio review by Astellas Pharma and Pfizer, and was unrelated to the work performed by the Company in the development program. The Company expects to receive formal notice of termination of its collaboration agreement (the “Agreement”) with Astellas and Medivation imminently.
Item 2.02 Results of Operations and Financial Condition.
Through March 31, 2017, the Company had received a $6.0 million technology access fee, $6.0 million of preclinical milestone payments, and approximately $3.0 million of development funding pursuant to the terms of the Agreement. At March 31, 2017, $10.6 million was recorded as deferred revenue, which, upon termination of the Agreement, will be recorded as collaboration revenue.
Taking the impact of the termination of the Agreement into account, the Company now expects to record collaboration revenue for the year ending December 31, 2017 of $25.0 million to $26.0 million and total revenue for the year of $106.0 million to $111.0 million. For the second quarter ending June 30, 2017, the Company now expects collaboration revenue of approximately $14.0 million and total revenue of $32.5 million to $33.5 million. Pursuant to the rules and regulations of the Securities and Exchange Commission, the foregoing disclosure under Item 2.02 is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts, including, without limitation, statements about the anticipated termination of the Company’s collaboration agreement with Astellas Pharma and Medivation; the receipt of future payments pursuant to the Company’s collaboration agreement with Astellas Pharma and Medivation, if any; the anticipated amount of deferred revenue to be recorded as collaboration revenue; and expectations regarding the Company’s collaboration revenues and total revenues for 2017 and the second quarter ending June 30, 2017, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	May 18, 2017	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer